[The text of this exhibit is a composite restatement of all charter documents of the Registrant currently on file with the State Department of Assessments and Taxation of the State of Maryland.]


                            ARTICLES OF INCORPORATION

                                       OF

                     SELIGMAN NEW TECHNOLOGIES FUND II, INC.


                                    ARTICLE I

                                  INCORPORATOR
                                  ------------

         I, Billie J. Swoboda, whose post office address is 300 E. Lombard St., Baltimore, MD 21202, being at least eighteen years of age, hereby, under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations, form a corporation.


                                   ARTICLE II

                                      NAME
                                      ----

         The name of the corporation (hereinafter, the "Corporation") is Seligman New Technologies Fund II, Inc.


                                   ARTICLE III

                               PURPOSES AND POWERS
                               -------------------

         The purpose for which the Corporation is formed is to act as an investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 (the "1940 Act") and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT
                       -----------------------------------

         Section 1. The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

         Section 2. The name of the Corporation's resident agent is The Corporation Trust Incorporated, and its post office address is 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.


                                    ARTICLE V

                                  CAPITAL STOCK
                                  -------------

         Section 1. The total number of shares of capital stock that the Corporation has authority to issue is 100,000,000 shares, all of one class called Common Stock, having a par value of $0.01 per share and an aggregate par value of $1,000,000.

         Section 2. The Board of Directors of the Corporation may classify or reclassify any unissued shares of capital stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, or qualifications of such shares of stock.

         Section 3. The Board of Directors of the Corporation, without any action by the stockholders of the Corporation, may amend these Articles of Incorporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

         Section 4. The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of any class of the Corporation's capital stock, whether now or hereafter authorized, or securities convertible into shares of any class or classes of its capital stock, whether now or hereafter authorized.

         Section 5. The Board of Directors of the Corporation is hereby empowered to authorize the repurchase by the Corporation from time to time of shares of any class of its capital stock, whether now or hereafter authorized, or securities convertible into shares of any class or classes of its capital stock, whether now or hereafter authorized, upon such terms, at such prices (which may be determined by formula) and subject to such conditions (which may include proration of shares tendered for repurchase) as the Board of Directors of the Corporation may determine.

         Section 6. Unless otherwise expressly provided in these Articles of Incorporation, including any Articles Supplementary creating any class of capital stock, the holders of each class of capital stock shall be entitled to dividends and distributions in such amounts, at such times and to such stockholders of record as may be determined by the Board of Directors of the Corporation, and the dividends and distributions paid with respect to the various classes of capital stock may vary among such classes.

         Section 7. Unless otherwise expressly provided in these Articles of Incorporation, including any Articles Supplementary creating any class of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share held in such holder's name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes of capital stock shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class is required by the 1940 Act or any rules, regulations or orders issued thereunder, or the Maryland General Corporation Law, such requirement as to a separate vote by that class shall apply in lieu of a vote of all classes voting together as a single class as described above.

         Section 8. The presence in person or by proxy of stockholders holding of record one-third of the shares of the capital stock of the Corporation issued, outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation or in the Bylaws of the Corporation, provided that the Bylaws shall not provide for a quorum of less than the holders of record of one-third of all shares of the capital stock of the Corporation issued, outstanding and entitled to vote.

         Section 9. Notwithstanding any provision of the general laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the votes of all classes of capital stock of the Corporation (or of any class entitled to vote thereon as a separate class), such action shall, except as otherwise provided in Section 10 of this Article V, be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the aggregate number of shares of capital stock of the Corporation outstanding and entitled to vote thereon (or a majority of the aggregate number of shares of a class entitled to vote thereon as a separate class).

         Section 10. Unless otherwise indicated below, the affirmative vote of at least 662/3% of the shares of capital stock of the Corporation outstanding and entitled to vote thereon shall be necessary to authorize any of the following actions:

          (a) a merger or consolidation or statutory stock exchange of the Corporation with or into another corporation;

          (b) a sale of all or substantially all of the Corporation's assets (other than in the regular course of the Corporation's investment activities or in connection with the repurchase of the Corporation's shares in the open market);

          (c) a liquidation or dissolution of the Corporation, unless such action has been approved, adopted or authorized by the affirmative vote of 66 2/3% of the total number of directors fixed in accordance with the Bylaws, in which case the affirmative vote of only a majority of the outstanding voting securities is required;

          (d) the conversion of the Corporation to an "open-end company" (as defined in the 1940 Act);

          (e)  the removal of a director; or

          (f) any amendment of these Articles of Incorporation to reduce the 66 2/3% vote requirement to authorize any of the actions in this
               Section 10.

         Section 11. No holder of shares of the capital stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of capital stock and of any other class of stock or securities of the Corporation that may hereafter be created.

         Section 12. All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.


         Section 13.

         (a) The Common Stock of the Corporation shall be subject to transfer restrictions, as follows:

         (i) shares of Common Stock may be held only through a broker or dealer that has entered into a Shareholder Servicing Agreement with the Corporation; and

         (ii) shares of Common Stock may not be transferred, except: (x) to any person or entity who is a "qualified client" as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or as defined under any successor law, rule or regulation thereto; or (y) to any person or entity that any investment adviser to the Corporation would, in the opinion of counsel satisfactory to the Fund, be permitted, under prevailing law, rules, regulations or interpretations thereof by the Securities and Exchange Commission or its staff, to charge compensation based on a share of the capital gains upon, or the capital appreciation of, the funds of such person or entity if such person or entity were deemed to be a client of such investment adviser for such purposes.

         (b) Any transfer of shares of Common Stock, that, if effective, would not comply with Section 13(a)(ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Common Stock. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a transfer has taken place that results in a violation of this Section 13 or that a person or entity intends to acquire or has attempted to acquire any shares of Common Stock in violation of this
Section 13 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including without limitation, refusing to give effect to such transfer on the books of the Corporation or instituting proceedings to enjoin such transfer or other event; provided, however, that any transfers or attempted transfers in violation of this Section 13 shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors of committee thereof.



                                   ARTICLE VI

                                    DIRECTORS
                                    ---------

         Section 1. The initial number of directors of the Corporation shall be three, and the names of those persons who shall act as such until the first annual meeting and until their successors are elected and qualified are as follows: William C. Morris, Brian T. Zino and Richard R. Schmaltz. The Bylaws of the Corporation may fix the number of directors at a certain number and may authorize the Board of Directors of the Corporation, by the vote of a majority of the entire Board of Directors of the Corporation, to increase or decrease the number of directors provided that in no case shall the number of directors be less than three, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the Bylaws of the Corporation, the directors of the Corporation need not be stockholders.

         Section 2. A director may be removed only with cause, and any such removal may be made only by the stockholders of the Corporation in accordance with the requirements of Section 10 of Article V hereof.


                                   ARTICLE VII

                  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION
                  --------------------------------------------

                  Section 1. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the Bylaws) shall be vested in and exercised by the Board of Directors of the Corporation.

         Section 2. The Board of Directors of the Corporation shall have the power to adopt, alter or repeal the Bylaws of the Corporation except to the extent that the Bylaws otherwise provide.

         Section 3. The Board of Directors of the Corporation shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent required by statute or permitted by the Bylaws.

         Section 4. The Board of Directors of the Corporation shall have the power to determine, as provided in these Articles of Incorporation, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of capital stock of the Corporation.


                                  ARTICLE VIII

                                    LIABILITY
                                    ---------

         Section 1. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the 1940
Act) as currently in effect or as the same may hereafter be amended.

         Section 2. No amendment, modification or repeal of this Article VIII shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.


                                   ARTICLE IX

                               PERPETUAL EXISTENCE
                               -------------------

         The duration of the Corporation shall be perpetual.

                                    ARTICLE X

                                   AMENDMENTS
                                   ----------

         From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, except as otherwise provided in Section 10 of Article V of these Articles of Incorporation, upon the vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereon. All rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article X.

                            ------------------------

         The term "Articles of Incorporation" as used herein and in the Bylaws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended, amended and restated, or supplemented.

         The undersigned incorporator of Seligman New Technologies Fund II, Inc. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his or her act and further acknowledges that, to the best of his or her knowledge, the matters and facts set forth herein are true in all material respects under the penalties of perjury.


March 7, 2000

                                                    /s/ Billie J. Swoboda
                                            ------------------------------------
                                                       INCORPORATOR





          I hereby consent to my designation as resident agent for this corporation.

                                             The Corporation Trust Incorporated

                                                  /s/ Billie J. Swoboda
                                            ------------------------------------
                                                      Vice President